Exhibit 5.1

3000 Two Logan Square

Eighteenth and Arch Streets

Philadelphia, PA 19103-2799

215.981.4000

Fax 215.981.4750

June 26, 2020

Larimar Therapeutics, Inc.

Three Bala Plaza East, Suite 506

Bala Cynwyd, PA 19004

Re: Securities Registered under Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Larimar Therapeutics, Inc., a Delaware corporation (the “Company”), in connection with the resale from time to time by the selling stockholders named in the Registration Statement on Form S-3 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on the date hereof (the “Registration Statement”) by the Company of the resale of an aggregate of 12,860,272 shares (the “Shares”) of common stock, par value $0.001 per share (the “Common Stock”) of the Company, consisting of

(i)

6,091,250 shares of Common Stock (the “Merger Shares”) that were privately issued pursuant to an Agreement and Plan of Merger, dated as of December 17, 2019, as amended by and among the Company, Zordich Merger Sub, Inc., a wholly-owned subsidiary of the Company, Chondrial Therapeutics, Inc. and Chondrial Therapeutics Holdings, LLC, in connection with the Company’s merger with Chondrial Therapeutics, Inc. (the “Merger”);

(ii)

6,105,359 shares of Common Stock (the “Private Placement Shares”) that were issued in a private placement pursuant to a Securities Purchase Agreement, dated May 29, 2020 (the “Private Placement”), by and among the Company the investors listed therein;

(iii)

628,403 shares of Common Stock that are issuable upon exercise of pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock that were issued in connection with the Private Placement (the “Warrant Shares”); and

(iv)

35,260 shares of Common Stock that were issued as partial compensation to MTS Health Partners, the Company’s placement agent for the Private Placement, for services rendered in connection with the Private Placement (the “Financial Advisor Shares”).

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www.pepperlaw.com

June 26, 2020

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or any related Prospectus, other than as expressly stated herein with respect to the resale of the Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of the Company and others as to factual matters without having independently verified such factual matters. In our examination of the aforesaid documents, we have assumed the genuineness of all signatures, the legal capacity of all natural persons, the accuracy and completeness of all documents submitted to us, the authenticity of all original documents, and the conformity to authentic original documents of all documents submitted to us as copies (including pdfs). We are opining herein as to General Corporation Law of the State of Delaware, and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, the Shares have been duly authorized by all necessary corporate action of the Company, the Merger Shares, Private Placement Shares and Financial Advisor Shares are validly issued, fully paid and nonassessable and the Warrant Shares, when issued and paid for in accordance with the terms of the Pre-Funded Warrants, will be validly issued, fully paid and nonassessable.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm in the related Prospectus under the heading “Legal Matters.” In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Pepper Hamilton LLP